Exhibit 99.1

Investors:	Media:
Atish Shah	Farley Kern
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312-780-5427	312-780-5506
atish.shah@hyatt.com	farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT TO REPURCHASE 8,987,695 SHARES OF CLASS B COMMON STOCK

CHICAGO (May 16, 2011) – Hyatt Hotels Corporation (NYSE: H) has agreed to repurchase 8,987,695 shares of Class B common stock for $44.03 per share, which represents the closing stock price of the Class A common stock on May 13, 2011, for an aggregate purchase price of $395,728,211. This represents approximately 5.2% of the Company’s total shares outstanding prior to the repurchase. The shares of Class B common stock will be repurchased from trusts for the benefit of certain Pritzker family members, as listed below, in a privately negotiated transaction and will be retired, thereby reducing the total number of shares of common stock outstanding to 165,017,711 and reducing the number of shares of Class B common stock outstanding to 120,478,305.

Mark S. Hoplamazian, President and Chief Executive Officer of Hyatt Hotels Corporation said, “The strength of our balance sheet allows the Company to execute this accretive repurchase transaction, reduce the Class B common stock overhang and retain significant liquidity for execution of our current business plan.”

The Company expects the repurchase transaction to close on or about May 16, 2011.

The private repurchase of shares of Class B common stock was reviewed and approved by an independent special committee of the Board of Directors of the Company.

Name of Selling Stockholder	Number of Shares to be Sold to Hyatt		Purchase Price
Trustees of the Anthony N. Pritzker Family Trusts	3,337,945	*	$146,969,718
Trustees of the James N. Pritzker Family Trusts	2,384,640	**	$104,995,699
Trustee of the Jay Robert Pritzker Family Trusts	3,265,110	*	$143,762,793
Total:	8,987,695		$395,728,211	***

*	Number of shares to be repurchased by Hyatt represents the full 25% permitted to be sold by such “beneficiary group” during the 12 month period commencing November 5, 2010 through November 4, 2011 under the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement.
**	Following the repurchase, the James N. Pritzker beneficiary group will be permitted to sell an additional 737,373 shares during the 12 month period commencing November 5, 2010 through November 4, 2011 under the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement.
***	Includes rounding.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected capital expenditures, depreciation and amortization expense and interest expense, estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the rate and pace of economic recovery following the economic downturn; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; fluctuations in currency exchange rates; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt Summerfield Suites® brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Vacation Club®, which is changing its name to Hyatt Residence ClubTM. As of March 31, 2011, the Company’s worldwide portfolio consisted of 451 properties in 43 countries. For more information, please visit www.hyatt.com.

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